Exhibit 99.1

For more information contact

Brendan Burke

Vice President and Treasurer

(817) 224-7742

Brendan.Burke@dyn-intl.com

DYNCORP INTERNATIONAL INC. ANNOUNCES FINAL RESULTS OF EXCHANGE

OFFER AND EXPECTED CLOSING OF REFINANCING TRANSACTIONS

MCLEAN, VA. (June 13, 2016) – DynCorp International Inc. (“DynCorp International”), a wholly owned subsidiary of Delta Tucker Holdings, Inc. (“Holdings” and, together with DynCorp International, the “Company”), announced the final results of the previously announced exchange offer (the “Exchange Offer”) and consent solicitation (the “Consent Solicitation”) relating to the exchange of its 10.375% Senior Notes due 2017 (the “Existing Notes”) for $45,000,000 cash (the “Cash Amount”) and its newly issued 11.875% Senior Secured Second Lien Notes due 2020 (the “New Notes”).

The Company will accept for exchange all Existing Notes that were validly tendered in the Exchange Offer at or prior to 5:00 p.m., New York City time, on June 10, 2016 (the “Expiration Time”) and not properly withdrawn at or prior to 5:00 p.m., New York City time, on May 20, 2016 (the “Withdrawal Deadline” and “Early Delivery Time”). As of the Expiration Time, approximately $415.7 million aggregate principal amount of the Existing Notes (or approximately 91.4%) were validly tendered in the Exchange Offer and not withdrawn prior to the Withdrawal Deadline. Approximately $413.2 million aggregate principal amount of the Existing Notes (or approximately 90.8%) will receive the Total Offer Consideration, as specified in the table below, for Existing Notes tendered at or prior to the Early Delivery Time, and approximately $2.5 million aggregate principal amount of the Existing Notes (or approximately 0.6%) will receive the Exchange Offer Consideration, as specified in the table below, for Existing Notes tendered after the Early Delivery Time, but at or prior to the Expiration Time. The pro rata amount of the Cash Amount and the principal amount of New Notes that holders will receive as part of the Total Offer Consideration and Exchange Offer Consideration depended on the principal amount of Existing Notes that participated in the Exchange Offer. Based on the final participation in the Exchange Offer, the following table provides the applicable Total Offer Consideration and Exchange Offer Consideration.

	Aggregate Principal Amount of New Notes	Cash Amount	For each $1,000 Principal Amount of Existing Notes Validly Tendered and Not Withdrawn:
Aggregate Principal Amount of Existing Notes Tendered			Total Offer Consideration if at or Prior to the Early Delivery Time		Exchange Offer Consideration if After the Early Delivery Time
			Cash	Principal Amount of New Notes	Cash	Principal Amount of New Notes
$415,681,000	$370,605,018	$45,000,000	$108.26	$891.74	$108.26	$861.74

Under the terms of the Exchange Offer, if a tendering holder is entitled to receive New Notes in a principal amount that is not an integral multiple of $1.00, the Company will round downward such principal amount of New Notes to the nearest integral multiple of $1.00. This rounded amount will be the principal amount of New Notes such tendering holder will receive, and no additional cash will be paid in lieu of any principal amount of New Notes not received as a result of rounding down.

Holders of Existing Notes that participate in the Exchange Offer and are issued New Notes will not receive accrued and unpaid interest on the Closing Date (as defined below). Instead, interest on the New Notes will accrue from January 1, 2016, which was the last date interest was paid on the Existing Notes.

Upon closing of the Exchange Offer, which we anticipate will occur on June 15, 2016 (the “Closing Date”), approximately $370.6 million aggregate principal amount of New Notes will be issued and approximately $39.3 million aggregate principal amount of Existing Notes will remain outstanding.

Consistent with the Company’s previous announcement on May 23, 2016, the minimum condition for valid tender and acceptance of at least 90% of the Existing Notes in the Exchange Offer has been satisfied, and we anticipate that all other conditions of the Exchange Offer and the other Refinancing Transactions (as defined below) will be satisfied as of the Closing Date. In addition, on the Closing Date, based on the completion of the Exchange Offer, the amendments to the indenture governing the Existing Notes (the “Amendments”) that were the subject of the Consent Solicitation will become operative. The Amendments, among other things, will eliminate substantially all of the restrictive covenants and certain events of default contained in the indenture governing the Existing Notes.

The Exchange Offer and related Consent Solicitation represent elements of a comprehensive refinancing of the Company’s outstanding secured and unsecured indebtedness to extend its debt maturities (the “Refinancing Transactions”). On the Closing Date, based on the completion of the Exchange Offer and the satisfaction of conditions set forth in Amendment No. 5 and Waiver (“Amendment No. 5”), dated as of April 30, 2016 to the Credit Agreement dated as of July 7, 2010, as amended (the “Credit Agreement”), among DynCorp International, Holdings, the other guarantors party thereto, the lenders party thereto, and Bank of America, the amendments set forth in Amendment No. 5 will become effective. On the Closing Date, the term loans under the credit agreement maturing on July 7, 2016 will be refinanced with proceeds of the new term loan facility due July 7, 2020, and the maturity of the existing revolving credit facility will be extended from July 7, 2016 to July 7, 2019, in each case as contemplated by Amendment No. 5.

On the Closing Date, based on the completion of the Exchange Offer and the satisfaction of conditions set forth in the Third Lien Term Loan Commitment Letter, dated April 30, 2016, delivered by DynCorp Funding LLC (a limited liability company managed by Cerberus Capital Management, L.P.), DynCorp International, Holdings, and the guarantors party thereto will enter into a Third Lien Term Loan Agreement (the “Third Lien Term Loan Agreement”). Under the Third Lien Term Loan Agreement, DynCorp Funding LLC will provide a $30 million loan to the Company, the proceeds of which will be used to fund the Company’s Global Advisory Group for a two-year period.

This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities. The Exchange Offer is being made, and the New Notes are being offered and issued, in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided under Section 3(a)(9) of the Securities Act and the exemption from the registration requirements of state securities laws and regulations provided under Section 18(b)(4)(D) of the Securities Act. DynCorp International has not made any arrangements for and has no understanding with any broker, dealer, salesperson, agent or any other person regarding the solicitation or recommendation of tenders and has no contract, arrangement or understanding relating to, and will not, directly or indirectly, pay any commission or other remuneration to any such person. No broker, dealer, salesperson, agent or any other person is engaged or authorized to express any statement, opinion, recommendation or judgment with respect to the relative merits and risks of the Exchange Offer. The Exchange Offer and Consent Solicitation are being made only pursuant to the terms and subject to the conditions set forth in the offering memorandum and consent solicitation statement, dated May 2, 2016 (the “Offering Memorandum”), and the accompanying letter of transmittal and consent, dated May 2, 2016.

About DynCorp International

DynCorp International, a wholly-owned subsidiary of Delta Tucker Holdings, Inc., is a leading global services provider offering unique, tailored solutions for an ever-changing world. Built on seven decades of experience as a trusted partner to commercial, government and military customers, DynCorp International provides sophisticated aviation, logistics, training, intelligence and operational solutions wherever we are needed. DynCorp International is headquartered in McLean, Va.

Forward-Looking Statements

This announcement may contain forward-looking statements regarding future events and our future results that are subject to the safe harbors created by the Private Securities Litigation Reform Act of 1995 under the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”). Without limiting the foregoing, the words “believes,” “thinks,” “anticipates,” “plans,” “expects” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties. Statements regarding the amount of our backlog, estimated total contract values, and 2016 outlook are other examples of forward-looking statements. We caution that these statements are further qualified by important economic, competitive, governmental, international and technological factors that could cause our business, strategy, projections or actual results or events to differ materially, or otherwise, from those in the forward-looking statements. These factors, risks and uncertainties include, among others, the following: our ability to successfully implement the Exchange Offer and the other related transactions; our substantial level of indebtedness, our ability to refinance or amend the terms of that indebtedness, and changes in availability of capital and cost of capital; the ability to refinance, amend or generate sufficient cash to repay our senior secured credit facility, consisting of a term loan and revolver, maturing on July 7, 2016, through the effectiveness of the new senior credit facility (as described in the Offering Memorandum) or otherwise, or to refinance, amend or repay our other indebtedness, including any future indebtedness, which may force us to take other actions to satisfy our obligations under our indebtedness, which may not be successful; the future impact of mergers, acquisitions, divestitures, joint ventures or teaming agreements; the outcome of any material litigation, government investigation, audit or other regulatory matters; restatement of our financial statements causing credit ratings to be downgraded or covenant violations under our debt agreements; policy and/or spending changes implemented by the Obama Administration, any subsequent administration or Congress, including any further changes to the sequestration that the United States Department of Defense is currently operating under; termination or modification of key U.S. government or commercial contracts, including subcontracts; changes in the demand for services that we provide or work awarded under our contracts, including without limitation, the Bureau for International Narcotics and Law Enforcement Affairs, Office of Aviation (“INL Air Wing”), Contract Field Teams and Logistics Civil Augmentation Program contracts; the outcome of recompetes on existing programs, including but not limited to any upcoming recompetes on the INL Air Wing or War Reserve Materiel programs; changes in the demand for services provided by our joint venture partners; changes due to the pursuit of new commercial business in the U.S. and abroad; activities of competitors and the outcome of bid protests; changes in significant operating expenses; impact of lower than expected win rates for new business; general political, economic, regulatory and business conditions in the U.S. or in other countries in which we operate; acts of war or terrorist activities, including cyber security threats; variations in performance of financial markets; the inherent difficulties of estimating future contract revenue and changes in anticipated revenue from indefinite delivery, indefinite quantity contracts and indefinite quantity contracts; the timing or magnitude of any award, performance or incentive fee granted under our government contracts; changes in expected percentages of future revenue represented by fixed-price and time-and-materials contracts, including increased competition with respect to task orders subject to such contracts; decline in the estimated fair value of a reporting unit resulting in a goodwill impairment and a related non-cash impairment charged against earnings; changes in underlying assumptions, circumstances or estimates that may have a material adverse effect upon the profitability of one or more contracts and our performance; changes in our tax provisions or exposure to additional income tax liabilities that could affect our profitability and cash flows; uncertainty created by management turnover; termination or modification of key subcontractor performance or delivery; the ability to receive timely payments from prime contractors where we act as a subcontractor; and statements covering our business strategy, those described in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 30, 2016, and other risks detailed from time to time in our reports filed with the SEC and other risks detailed from time to time in our reports posted to our website or made available publicly through other means. Accordingly, such forward-looking statements do not purport to be predictions of future events or circumstances and therefore, there can be no assurance that any forward-looking statements contained herein will prove to be accurate. We assume no obligation to update the forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. The Company’s actual results could differ materially from those contained in the forward-looking statements.